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                                                                    Exhibit 3(i)
                                                                    ------------
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                IFX CORPORATION

It is hereby certified that:

     1. (a) The present name of the corporation (hereinafter called the "Corporation") is IFX Corporation.

          (b) The name under which the Corporation was originally incorporated is 312 Merger Corporation, and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is April 5, 1994.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu thereof new Article Fourth which is set forth in the Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of IFX Corporation, without further amendment other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     4. The amendment and restatement of the Restated Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware

     5. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restatement Certificate of Incorporation, read as follows:

                     "Restated Certificate of Incorporation

                                       of

                               IFX Corporation"

     FIRST:       The name of the Corporation is IFX Corporation.

     SECOND:      The Registered Office of the Corporation is located at 1013
Centre Road, Wilmington, New Castle County, Delaware, 19805-1297. The name of its Registered Agent at that address is Corporation Service Company.

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     THIRD:       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:      The authorized capital stock of the Corporation is

1.   Class               Par Value              Number of Shares Authorized
     -----               ---------              ---------------------------

     Common                $0.02                        50,000,000

     Preferred             $1.00                        10,000,000

2. The preferences, qualifications, limitations, restrictions and the special or relative rights of the shares of each class are:

     A.   Preferred Stock. The Preferred Stock may be issued from time to time
          ---------------
     in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock as a class or in series and, by filing a statement pursuant to the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The designation of the series, which may be by distinguishing number, letter or title:

          (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease;

          (iii) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

          (iv)   Dates at which dividends, if any, shall be payable;

          (v) Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) The terms and amounts of a sinking fund, if any, provided for the purchase or redemption of shares of the class or any series;

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          (vii)  The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;


          (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the rate or rates, any adjustments thereof, the date or dates of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

          (ix) Restrictions on the issuance of shares of the same series or of any other class or series;

          (x) The voting rights, if any, of the holders of shares of the series; and

          (xi) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.

     B.   Common Stock.

          (i) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

          (ii) Except as may be provided in this Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (for which a common stockholder shall be entitled to vote thereon) at all meeting of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting. There shall be no cumulative voting rights with respect to any shares of the Corporation's stock.

     FIFTH:      The Corporation is to have perpetual existence.

     SIXTH:      Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Subsection 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Subsection 279 of Title 8 of the Delaware Code order a meeting of the creditors or a class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and or stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors

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or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               (1) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

               (2) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized and empowered to make, alter, amend and repeal by-laws, subject to the power of the stockholders to alter or repeal by-laws made by the board of directors.

     EIGHTH:   The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of Subsection
(b) of Subsection 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     NINTH:    The Corporation shall, to the fullest extent permitted by
Subsection 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, have the power to indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the power provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     TENTH:    The Corporation hereby expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware, in its entirety, as the same may be amended and supplemented.

     ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of this Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

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Signed on the 9th day of November, 1999.
              ---

                                                       By: /s/ Colleen M. Downes
                                                           ---------------------

                                                       Its:   Secretary
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